U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  DESCORP, INC.
                 (Name of Small Business Issuer in its charter)

      Nevada                             6770                     Applied For
--------------------------------------------------------------------------------
(State or Jurisdiction       (Primary Standard Industrial     (I.R.S.  Employer
of Incorporation or           Classification Code Number)    Identification No.)
Organization)

                               2631 Violet Street
                    North Vancouver, British Columbia V7H 1H2
                                 (604) 682-4272
  --------------------------------------------------------------------------
  (Address and telephone number of Registrant's principal executive offices and principal place of business)

                                  Ralph Kinkade
                               4063 Knoblock Road
                            Carson City, Nevada 89706
                                 (775) 841-9735
            ---------------------------------------------------------
           (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b)under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [x]

                         CALCULATION OF REGISTRATION FEE

--------------------- ----------------------- ------------------------- ------------------------- --------------------
   Title of each                                      Proposed                  Proposed
      Class of                                        Maximum                   Maximum                Amount of
   Securities to           Amount to be            Offering Price              Aggregate             Registration
   be registered            Registered                per unit               Offering price               Fee
--------------------- ----------------------- ------------------------- ------------------------- --------------------
Common stock                 500,000              $0.10 per share (1)           $50,000                  $4.60
--------------------- ----------------------- ------------------------- ------------------------- --------------------

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


































--------------------------------
1 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                            Initial Public Offering:
                                   Prospectus
                                  DESCORP, INC.
                         500,000 shares of Common Stock
                                 $0.10 per share

                                   Registrant:
                                  Descorp, Inc.
                               2631 Violet Street
                    North Vancouver, British Columbia V7H 1H2
                                 (604) 682-4272

                             Registrant's Attorney:
                            The O'Neal Law Firm, P.C.
                             Attn: William D. O'Neal
                               668 N. 44th Street
                                    Suite 233
                             Phoenix, Arizona 85008
                                 (602) 267-3855
                              (602) 267-7400 (fax)

                                  The Offering:

                                        Per Share                 Total

     Public Price                       $0.10                     $50,000

     Offering Expenses (2)              $0.00                     $ 0

     Proceeds to
     The Company                        $0.10                     $ 50,000

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. The title of each class of securities to be registered is Common Shares.

The amount to be registered is 500,000 shares.

This investment involves a high degree of Risk. You should purchase shares only if you can afford a complete loss. Please consider carefully the risk factors contained in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






-----------------------------------
2 Offering Expenses in the amount of approximately $12,000 are being paid out of the pre-offering working capital of the Company, and not from the proceeds of the offering.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission under the securities act of 1933, as amended. The net offering proceeds, after deduction for offering expenses (the offering expenses are being paid out of the Company's pre-offering working capital, and not out of the proceeds of the offering) and the securities to be issued to investors must be deposited in an escrow account. While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in rule 419.

                                TABLE OF CONTENTS


PART I - Summary Information and Risk Factors ...............................  6

Prospectus Summary ..........................................................  6

The Offering ................................................................  6

Risk Factors ................................................................  6

Investors' Rights and Substantive Protections under Rule 419 ................  9

Use of Proceeds ............................................................. 11

Determination of Offering Price ............................................. 11

Dilution .................................................................... 11

Plan of Distribution ........................................................ 12

Legal Proceedings ........................................................... 13

Directors, Executive Officers, Promoters and Control Persons ................ 13

Security Ownership of Certain Beneficial Owners and Management .............. 13

Description of Securities ................................................... 14

Interests of Named Experts and Counsel ...................................... 15

Disclosure  of  Commission   Position  on  Indemnification  for
Securities  Act Liabilities ................................................. 15

Description of Business ..................................................... 16

Management's Discussion and Analysis or Plan of Operation ................... 16

Description of Property ..................................................... 21

Certain Relationships and Related Transactions .............................. 22

Market for Common Equity and Related Shareholder Matters .................... 22

Dividend Policy ............................................................. 22

Executive Compensation ...................................................... 22

Legal Matters ............................................................... 22

Transfer Agent .............................................................. 22

Changes in and Disagreements with Accountants on Accounting and Financial ... 23 Disclosures.

PART II - Financial Statements .............................................. 24

PART III - Information Not Required in Prospectus ........................... 31

Recent Sales of Unregistered Securities ..................................... 31

Exhibits .................................................................... 31

Undertakings ................................................................ 32

Signatures .................................................................. 32

PART I - SUMMARY INFORMATION AND RISK FACTORS

Prospectus Summary.

                              Corporate Information

Descorp, Inc. (the "Company", "we", or "us") was incorporated under the laws of the State of Nevada on December 22, 2003. The Company's current address is 2631 Violet Street North Vancouver, British Columbia V7H 1H2. The Company's sole officer and director is David Stephens.

The Company is a blank check company subject to Rule 419. The Company was organized as a vehicle to acquire or merge with another business or company. The Company has no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company. Mr. Stephens, however, is always looking for potential merger candidates.

The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to Mr. Stephens, its sole shareholder, the Company never commenced any operational activities. The Company would be defined as a blank check "shell" company.

The Offering.

The Company is conducting a blank check offering pursuant to Rule 419. A maximum of 500,000 shares may be sold on a direct participation offering basis. All of the proceeds from the sale of shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of the minimum offering is received. If less than $50,000 is received from the sale of the shares within 240 days of the date of this prospectus, all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. There will be a minimum purchase of 5,000 shares at $500.

Risk Factors.

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

Due to a lack of financing and a lack of experience in the management positions, the Company will be at a competitive disadvantage.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company. Consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will compete in seeking merger or acquisition candidates with numerous other small public companies.

While seeking a business combination, Mr. Stephens anticipates devoting up to twenty (20) hours per month to the business of the Company. Notwithstanding the limited experience and time commitment of Mr. Stephens, loss of Mr. Stephens's services would adversely affect development of the Company's business and its likelihood of continuing operations. Furthermore, Mr. Stephens is not a professional business analyst. Lack of experience will be a detriment to the Company's efforts.

The Company has not identified a potential merger candidate as of yet. Investors in the Company's securities will not be able to evaluate the merits or risks of a potential merger candidate before they invest, nor can they be certain that a merger candidate will be found.

The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, any entity, and has had no discussions of any kind with any potential merger, joint venture or acquisition candidate. The Company may not be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Mr. Stephens has not identified any particular industry or specific business within an industry for evaluations. Ultimately, Mr. Stephens will have broad discretion in determining the specific business combination that will take place. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its sole shareholder, Mr. Stephens, the Company never commenced any operational activities. The Company may not be able to negotiate a business combination on terms favorable to the Company.

Investors will, however, have a chance to evaluate a merger candidate before a proposed merger occurs pursuant to Rule 419. At this time, investors will determine whether they wish to leave their investment or receive their investment back. If they choose not to invest, they may still loose ten percent (10%) of their initial investment.

The Company lacks any market research or marketing organization. The Company may find it difficult to complete its business plan of acquiring or merging with a target company.

The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

Potential determination by the SEC that the Company is an investment company could cause significant registration and compliance costs under the Securities Exchange Act of 1933.

In the event the Company engages in business combinations that result in the Company holding passive investment interests in a number of entities, the Company could be under regulation of the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

A successful merger or acquisition of the Company with another business entity will, in all likelihood, result in a significant shift in control from the Company's management to the merging company's management.

A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require Mr. Stephens to sell or transfer all or a portion of the Company's common stock held by him, or resign as the sole member of the board of directors of the Company. The resulting change in control of the Company could result in removal of Mr. Stephens and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

A successful merger or acquisition of the Company with another business entity will, in all likelihood, result in a significant shift in control from the Company's shareholders to the merging company's shareholders.

A business combination involving the Company and another business entity will, in all likelihood, result in the Company issuing securities to shareholders of the merging entity. The issuance of previously authorized and unissued common stock of the Company would result in a reduction in percentage of shares owned by the present and prospective shareholders of the Company. This would result in a shift in control from the Company's shareholders to the merging company's shareholders.

Many business decisions made by the Company can have major tax consequences and associated risks that could hurt the value of an investment in the Company.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity. However, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

The Company's securities may be limited to only a few markets because of state blue sky laws.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or blank-check securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

The Company's offering price is arbitrary and the value of the Company's securities may never actually reach the offering price.

The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. It has been arbitrarily determined by Mr. Stephens. There can be no assurance that, even if a public trading market develops for the Company's securities, the shares will attain market values commensurate with the offering price.

The Company may not be able to raise the $50,000 dollars in this offering, resulting in the nullification of this offering.

The shares are offered by the Company on a direct participation offering basis. No individual, firm or corporation has agreed to purchase or take down any of the offered shares. The Company cannot and does not make any statement guaranteeing that shares will be sold. If the minimum number of shares are not sold, the Company's offering will be nullified resulting in the return of the investors' money.

Investors' Rights and Substantive Protection Under Rule 419.

                   Deposit of Offering Proceeds and Securities

Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to investors, respectively, only after Mr. Stephens has met the following three conditions:

First, the Company must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.

                        Prescribed Acquisition Criteria.

Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, the Company must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, the Company must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).

                            Post-effective Amendment

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has (have) been executed, Rule 419 requires the Company to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account.

The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

                             Reconfirmation Offering

The reconfirmation offer must commence within five (5) business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five (5) business days after the effective date of the post-effective amendment;

     (2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

     (3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

     (4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

     (5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

               Release of Deposited Securities and Deposited Funds

The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after:

     (1) The Escrow Agent has received written certification from the Company and any other evidence acceptable by the Escrow Agent that the Company has executed an agreement for the acquisition (s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer; and

     (2) The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.

       Escrowed Funds Not To Be Used For Salaries Or Reimbursable Expenses

No funds (including any interest earned thereon) will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on the Company's behalf by Mr. Stephens. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than Mr. Stephens. In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of a business combination.

Use of Proceeds.

Mr. Stephens estimates that the Company will receive net proceeds of approximately $50,000 from our sale of 500,000 shares offered by us. This estimate is based upon an offering price of $0.10 per share of common stock with no deduction for estimated offering expenses as these costs are being paid out of the Company's pre-offering working capital. We expect to use the net proceeds of this offering for the following purposes:

Purpose                            Amount         Percentage
-------                           -------         ----------
Business Acquisitions             $45,000         90%
Working Capital & General         $ 5,000         10%
Corporate Purposes
--------------------------------------------------------------------------------
Total                             $50,000         100%

Mr. Stephens anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of Mr. Stephens. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non - interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Mr. Stephens may advance money to the Company or on behalf of the Company when the need arises. There are no set limits to the maximum amount that Mr. Stephens will advance or loan to the Company. However, the amount is obviously limited by the resources of Mr. Stephens. Mr. Stephens anticipates that repayment would come, if at all, from the acquisition of a target company. The advances would be expected to be in an amount well below the minimum expected from any viable operating business target.

Determination of Offering Price.

The offering price is not based upon the Company's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price was determined by Mr. Stephens and was determined arbitrarily based upon the amount of funds needed by the Company to start-up the business, and the number of shares Mr. Stephens, as the sole shareholder, was willing to allow to be sold.

Dilution.

Since the Company is a development stage company with no trading market, dilution is not a factor at this time. However, if the Company moves forward on its objectives, such dilution is bound to occur. At this point in time we are unable to quantify the effect that this will have on the future stock price of the Company's shares.

Plan of Distribution.

The Company will sell 500,000 shares of its common stock with a par value $.001 per share to the public on a "best efforts" basis. The minimum purchase required of an investor is $500.00. There can be no assurance that any of these shares will be sold. If 500,000 shares are not sold, all proceeds received in the offering will be refunded promptly.

The net proceeds to the Company will be $50,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. Certain costs are to be paid in connection with the offering out of the pre-offering working capital of the Company

The public offering price of the shares will be modified, from time to time, by amendment to this prospectus, in accordance with changes in the market price of the Company's common stock. These securities are offered by the Company subject to prior sale and to approval of certain legal matters by counsel.

Mr. Stephens will be offering and selling shares on behalf of the Company.

Mr. Stephens will be relying on the safe harbor from broker-dealer registration rule set out in Rule 3a4-1.

We have been informed by Mr. Stephens that:

     o he is not subject to statutory disqualification as defined in Section 3(a) (39) of the Securities Exchange Act of 1934,

     o he is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and,

     o    he is not an associated person of a broker or dealer.

Additionally, Mr. Stephens meets the conditions of part (a)(4)(iii) where participation will be restricted to:

     (A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;

     (B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

     (C) Performing ministerial and clerical work involved in effecting any transaction.

The Company anticipates that there will be no state registration of its securities. Any sale of its securities will depend on exemptions under the Blue Sky laws of states in which the securities are sold.

The Company will make available to each offeree, prior to any sale of the shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this Registration Statement, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Each person desiring to subscribe to the shares must complete, execute, acknowledge, and delivered to the Company a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company.

By executing the Subscription Agreement, the subscriber is agreeing that if the Subscription Agreement is accepted by the Company, such a subscriber will be a shareholder in the Company and will be otherwise bound by the Articles of Incorporation and the Bylaws of the Company in the form attached to this Prospectus.

Promptly, upon receipt of subscription documents by the Company, Mr. Stephens will make a determination as to whether a prospective investor will be accepted as a shareholder in the Company. Mr. Stephens may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to the Company, or such other reasons other as Mr. Stephens determines to be in the best interest of the Company.

If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned - receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

Legal Proceedings.

The Company is not a party to any pending legal proceedings and, to the best of Mr. Stephens's knowledge, no such action by or against the Company has been threatened.

Director, Executive Officer, Promoters and Control Persons.

Mr. Stephens is currently the sole officer, director, and shareholder of the Company. He has held his position since the Company's inception on December 22, 2003. Mr. Stephens shall serve for a term ending on December 21, 2004. There are no other persons which can be classified as a promoter or controlling person of the Company. Mr. Stephens has not been involved in legal proceedings that would impair his ability to perform his duties as Officer and Director.

                          Other Blank Check Activities

Mr. Stephens has never been an officer, director or shareholder in any other blank check company.


Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of the date of this Prospectus, the outstanding shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's common stock, and the name and shareholdings of Mr. Stephens.

Title of Class    Name of Beneficial         Amount and Nature          Percent
Owner(3)          of Beneficial              Of Class
                  Owner(4)

Common Stock      David Stephens             5,000,000                  100%


------------------------------------
3    Mr.  Stephens  does not have the right to acquire  shares within sixty days
     from  options,   warrants,   rights,   conversion  privilege,   or  similar
     obligations.
4    Mr. Stephens has sole voting and investment power over his shares.

President, Secretary, Treasurer, and Director: David Stephens, 47 years of age, is the sole Officer and Director of The Company. Mr. Stephens has served as a Director, Secretary and Treasurer since the inception of the Company on December 22, 2003. His current term as a Director expires, subject to re-election, on December 21, 2004. From 1999 to the present, Mr. Stephens has been self-employed as an independent business consultant. Mr. Stephens provides consulting services in the areas of finance, operations and regulatory disclosure. He has provided services to a number of junior public and private companies conducting business in telecommunications, hydrocarbon exploration and services, and biotechnology. From late 1995 to 1999 he was the CFO of Telelink Communications Corp. and the President of its manufacturing division. Telelink was a public company listed on the CDNX exchange in Canada and provided national wireless paging services and paging infrastructure equipment. From 1992 to 1995 he was the President, CEO and CFO of the Novatel finance companies, which provided startup financing for the US cellular industry. Prior to 1992, he served as the CFO for several publicly listed local financial institutions, and emerging technology companies

Description of Securities.

                              General description.

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $.001. The holders of the shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by Mr. Stephens; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non- cumulative vote per share on all matters on which Mr. Stephens may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of shares; (c) preference as to dividends or interest;
(d) preference upon liquidation; or (e) any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation and Bylaws of the Company, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-
2. As of the date of this Form SB-2, the Company has 5,000,000 shares of common stock outstanding.

                              Non-Cumulative Voting

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of director, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

Upon the completion of this Offering (assuming the maximum amount of the Offering is subscribed), the Company shall have issued and outstanding a total of 5,500,000 shares of its common stock.

Interest of Named Experts and Counsel.

No named expert or counsel was hired on a contingent basis. No named expert or counsel will receive a direct or indirect interest in the small business issuer. No named expert or counsel was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

Disclosure  of  Commission   Position  on  Indemnification  for  Securities  Act
Liabilities.

Mr. Stephens will not have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as Mr. Stephens involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.

The foregoing provisions shall not eliminate or limit the liability of Mr. Stephens (i) for any breach of Mr. Stephens's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which Mr. Stephens derived an improper personal benefit. The By-laws provide for indemnification of Mr. Stephens and employees of the Company in most cases for any liability suffered by them or arising out of his activities as director, officer, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when Mr. Stephens approves such settlement and reimbursement as being for the best interests of the Company. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Mr. Stephens is accountable to the Company as a fiduciary, which means he is required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.

Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from The Company.

The Company undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act") may be permitted to Mr. Stephens of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The name of the sole promoter of the Company is David Stephens as disclosed elsewhere in this Form SB-2. Except for the 5,000,000 shares of the common stock of the Company initially issued to Mr. Stephens for a cash investment of $12,000, no promoter has received anything of value from the Company.

Description of Business.

Descorp, Inc. was incorporated on December 22, 2003, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original sole shareholder, the Company never commenced any operational activities.

Managements' Discussion and Analysis or Plan of Operation.

                                Plan of Operation

The Company intends to seek to acquire assets or shares of an entity actively engaged in business that generates revenues, in exchange for its securities. The Company has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither Mr. Stephens nor any promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

While the Company will attempt to obtain audited financial statements of a target entity, there is no assurance that such audited financial statements will be available. Mr. Stephens does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction, with further assurances that an audited statement would be provided within seventy-five (75) days after closing of such a transaction. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Company as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in an increase in the authorized capital of the Company and a significant issuance of shares and substantial dilution to present stockholders of the Company.

The Articles of Incorporation of the Company provides that the Company may indemnify Mr. Stephens for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of the Company could be used or attached to satisfy any liabilities subject to such indemnification.

                              Conflicts of Interest

The Company has no full time employees. Mr. Stephens has agreed to allocate a portion of his time to the activities of the Company, without compensation. Mr. Stephens expects to organize other companies of a similar nature and with a similar purpose as the Company. Consequently, there are potential inherent conflicts of interest in acting as the Company's officer and director. Insofar as Mr. Stephens is engaged in other business activities, he anticipates that he will only devote a minor amount of time to the affairs of the Company. The Company does not have a right of first refusal pertaining to opportunities that come to Mr. Stephens's attention insofar as such opportunities may relate to our proposed business operations.

A conflict may arise in the event that another blank check company with which Mr. Stephens is affiliated is formed and actively seeks a target company. It is anticipated that target companies will be located for us and other blank check companies in chronological order of the date of formation of such blank check companies or, in the case of blank check companies formed on the same date, alphabetically. However, any blank check companies with which Mr. Stephens is, or may be, affiliated may differ from us in certain items such as place of incorporation, number of shares and stockholders, working capital, types of authorized securities, or other items. It may be that a target company may be more suitable for or may prefer a certain blank check company formed after us. In such case, a business combination might be negotiated on behalf of the more suitable or preferred blank check company regardless of date of formation.

The terms of a business combination may include such terms as Mr. Stephens remaining as a director or officer of the Company. The terms of the business combination may provide for a payment by cash or otherwise to Mr. Stephens for the purchase or retirement of all or a part of his common stock of the Company by a target company or for services rendered incident to or following a business combination. Mr. Stephens would directly benefit from such employment or payment and may influence Mr. Stephens's choice of a target company.

There are no binding guidelines or procedures for resolving potential conflicts of interest. Failure by Mr. Stephens to resolve conflicts of interest in favor of us could result in Mr. Stephens incurring liability to us. However, any attempt by stockholders to enforce a liability of Mr. Stephens to us would most likely be prohibitively expensive and time consuming.


                              General Business Plan

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See Item F/S, "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly - owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The primary method the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal periodically seeking companies that are looking to merge with a public shell.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, Mr. Stephens believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no significant capital with which to provide the owners of business opportunities with any significant cash or other assets. However, Mr. Stephens believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering.

The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act.

Nevertheless, Mr. Stephens has not conducted market research and is not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the Mr. Stephens, who is not a professional business analyst. Mr. Stephens intends to concentrate on identifying preliminary prospective business opportunities that may be brought to his attention through his present associations.

In analyzing prospective business opportunities, Mr. Stephens will consider such matters as:

     o    the available technical, financial and managerial resources,
     o    working capital and other financial requirements,
     o    history of operations, if any,
     o    prospects for the future,
     o    nature of present and expected competition,
     o the quality and experience of management services which may be available and the depth of that management,
     o    the potential for further research, development, or exploration,
     o specific risk factors not now foreseeable but which may be anticipated to impact the proposed activities of the Company;
     o    the potential for growth or expansion; the potential for profit,
     o the perceived public, recognition or acceptance of products, services, or trades,
     o    name identification; and other relevant factors.

Mr. Stephens will meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Mr. Stephens, while not especially experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors will be utilized by the Company to effectuate its business purposes described herein.

However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture that is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer.

However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

                          Acquisition of opportunities

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, Mr. Stephens may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

It is anticipated that the Company's sole shareholder, Mr. Stephens, may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction.

The policy set forth in the preceding sentence is based on the understanding between the Company and Mr. Stephens, and he is not aware of any circumstances under which this policy would change while he is still officer and director of the Company. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter.

If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition.

The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto.

Also, they will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated here-in-above, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. The Company is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable).

If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of the Company.

Mr. Stephens has agreed that he will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. Mr. Stephens has also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business that the Company acquires or merges with agree to repay all or a portion of such advances.

There is no dollar cap on the amount of money that Mr. Stephens will advance to the Company. The Company will not borrow any funds from anyone for the purpose of repaying advances made by the Mr. Stephens.

Mr. Stephens has passed a resolution which prohibits the Company from completing an acquisition or merger with any entity in which any of Mr. Stephens or his affiliates or associates serve as officer or director or hold any ownership interest. Mr. Stephens is not aware of any circumstances under which this policy, through his own initiative may be changed.

                                   Competition

The Company will remain an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

Description of Property.

The Company currently owns no property. President David Stephens's office facilities serve as the office for the Company. This address is 2631 Violet Street North Vancouver, British Columbia V7H 1H2.

Certain Relationships and Related Transactions.

There are no relationships, transactions, or proposed transactions to which the Company was or is to be a party, in which any of the named persons set forth in
Item 404 of Regulation SB had or is to have a direct or indirect material interest.


Market for Common Equity and Related Stockholder Matters.

The shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the shares.

Dividend Policy

The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when Mr. Stephens deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected value of the shares, nor can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of Mr. Stephens it is in the best interest of the Company's stockholders to do so. Mr. Stephens will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the Company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Executive Compensation.

     (a) Mr. Stephens is not receiving any remuneration at this time.

     (b) There are no annuity, pension or retirement benefits proposed to be paid to Mr. Stephens, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company.

     (c) No remuneration is proposed to be in the future directly or indirectly by the Company to Mr. Stephens under any plan that is presently existing.

Legal Matters.

The Company has retained William D. O'Neal, Esq., as legal counsel for the Company. The address is: The O'Neal Law Firm, P.C., 668 North 44th Street, Suite 233, Phoenix, Arizona 85008. Mr. O'Neal has no involvement with the day-to-day activities of the Company.

Transfer Agent.

The Company intends to engage the services of First American Transfer Company, 1717 East Bell Road, #2, Phoenix, Arizona 85022; (602) 485-1346 Fax (602)
788-0423.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There have been no changes in accountants or disagreements with Shelley Int'l C.P.A. our present accountants on financial disclosure.

PART II - FINANCIAL STATEMENTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors/Audit Committee
Descorp, Inc.

     I have audited the accompanying balance sheet of Descorp, Inc. (a development stage company and a Nevada corporation) as of December 31, 2003 and the related statements of operations, stockholders' equity, and cash flows for the period from December 22, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Descorp,Inc. as of December 31, 2003 and the related statements of operations, stockholders' equity, and cash flows for the period from December 22, 2003 (inception) to December 31, 2003 in conformity with United States generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is new and has no operations or revenues. The lack of operations raises substantial doubt about the Company's ability to continue as a going concern. See Note 3 for more details. These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


                                                     Shelley Internatoinal CPA

January  26, 2004
Mesa, Arizona

                                  DESCORP, INC.
                                  Balance Sheet
                          (a development stage company)
                             as of December 31, 2003

                                                                       12/31/03

                                     ASSETS
                                     ------
Cash                                                                          0
                                                                      ---------
Total Current Assets                                                          0
                                                                      ---------
Other Assets                                                                  0
                                                                      ---------
Total Assets                                                                  0
                                                                      ---------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
Liabilities
Accounts Payable                                                              0
                                                                      ---------
Total Current Liabilities                                                     0
                                                                      ---------
Stockholders' Equity

Common Stock, authorized
25,000,000 shares,  issued and
outstanding 5,000,000 shares,
par value $0.001                                                          5,000


Additional Paid in Capital                                                7,000

Deficit accumulated during development stage                            (12,000)
                                                                      ---------
Total Stockholders' Equity                                                    0
                                                                      ---------
Total Liabilities and Stockholders' Equity                                    0
                                                                      ---------

The accompanying notes are an integral part of these statements

                                  DESCORP, INC.
                             Statement of Operations
                          (a development stage company)
     For the period from December 22, 2003 (inception) to December 31, 2003



Revenue                                                                       0
                                                                      ---------
Expenses
Legal and Accounting                                                     12,000
                                                                      ---------
Total Expenses                                                          (12,000)

Income before Taxes                                                     (12,000)

Provision for Income Taxes                                                    0
                                                                      ---------
Net Income (Loss)                                                       (12,000)

Primary and Diluted Earnings per Share                                        a
                                                                      ---------
Weighted Average Number of Shares                                     5,000,000
                                                                      ---------


a = less than $0.01


The accompanying notes are an integral part of these statements

                                  DESCORP, INC.
                        Statement of Stockholders' Equity
                          (a development stage company)
                   From December 22, 2003 to December 31, 2003

                                             Common  Stock       Paid in   Accumulated      Total
                                           Shares     Amount     Capital     Deficit       Equity
Balance, December 22, 2003                      0          0           0             0          0

Initial capitalization
Sale of common stock                    5,000,000      5,000       7,000                   12,000

Retained Deficit                                                               (12,000)   (12,000)
                                       ----------   --------   ---------    ---------- ----------
Balance, December 31, 2003              5,000,000      5,000       7,000       (12,000)         0
                                       ----------   --------   ---------    ---------- ----------


The accompanying notes are an integral part of these statements

                                  DESCORP, INC.
                             Statement of Cash Flows
                          (a development stage company)
           for the period from December 22, 2003 to December 31, 2003



Cash from Operations

Net Loss                                                                (12,000)


Changes in Receivable or Payables                                             0
                                                                     ----------
Cash (Used)Provided by Operations                                       (12,000)
                                                                     ----------
Cash Used for Investing                                                       0
                                                                     ----------
Cash Provided by Financing

Sale of Common Stock                                                     12,000
                                                                     ----------
Cash Provided by Financing                                               12,000
                                                                     ----------
Net Change in Cash                                                            0

Beginning Cash                                                                0
                                                                     ----------
Ending Cash                                                                   0
                                                                     ----------

Supplemental Cash Flow Information
Taxes Paid
Year 2003 $0

Interest Paid
Year 2003 $0



The accompanying notes are an integral part of these statements

                                  DESCORP, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. GENERAL ORGANIZATION AND BUSINESS Descorp, Inc. (the Company) was incorporated under the laws of the state of Nevada on December 22, 2003. The Company has one sole officer, director and shareholder. The Company is a blank check company subject to Rule 419. The Company was organized to acquire or merge with another business or company. The officer is currently looking for potential merger candidates but currently has none.

The Company has been in the development stage since inception and has no operations to date. Other than issuing shares to the sole shareholder there have been no operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has no assets or debt as of December 31, 2003. The relevant accounting policies and procedures are listed below.

Accounting Basis

The basis is generally accepted accounting principles.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Stock Based Compensation

The Company accounts for its stock based compensation based on provisions in SFAS No. 123, Accounting for Stock-Based Compensation which utilizes the fair method for the valuation of its securities given as compensation.

Advertising

Advertising is expensed when incurred. There has been no advertising during the periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue, nor operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek a suitable merger candidate which would supply the needed cash flow.

NOTE 4. STOCKHOLDERS' EQUITY

Common Stock

On December 22, 2003 (inception) the Company issued 5,000,000 shares of its $0.001 par value common stock to it sole shareholder for $12,000. This has been the structure from that time until the present.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by the president who lives in Canada. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. Some expenses, as explained above, were reimbursed. The officer(s) and director(s) of the Company are involved in other business activities and may, in the future, become involved in other business opportunities becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6 PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $1,800, which is calculated by multiplying a 15% estimated tax rate by the items making up the deferred tax account, organization costs of $12,000,. The total valuation allowance is a comparable $1,800.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable as shown in the chart below.

      Net changes in  Deferred Tax Benefit less than
       valuation account                                            0

      Current Taxes Payable                                         0
                                                          -----------
      Net Provision for Income Taxes                                0
                                                          -----------

NOTE 7. REVENUE AND EXPENSES

The Company currently has no operations and no revenue.

NOTE 8. OPERATING LEASES AND OTHER COMMITMENTS:

As explained in the note pertaining to related parties, the Company uses the offices of its president with no charge. The Company also has no assets or lease obligations of any kind. The five year projection of these future obligations of any kind. The five year projection of these future obligations are as followings will be zero in each year.

                               Year 1    Year 2     Year 3    Year 4     Year 5
Operating Leases, etc          0         0          0         0          0

NOTE 9. SUBSEQUENT EVENTS

The Company is currently filing papers to conduct a blank check offering subject to Rule 419 of Regulation C. This offering is still in the preparation process and has not been filed nor approved as of the report date. This offering calls for the sale of 500,000 shares of common stock at a price of $0.10 per share. When completed, the sale will net the Company $50,000.

PART III - INFORMATION NOT REQUIRED IN PROSPECTUS

Recent Sales of Unregistered Securities.

Other than the 5,000,000 shares issued to David Stephens, the Company's sole officer and director, for $12,000 in cash, there have been no sales of unregistered securities to date.

Exhibits.

Index to Exhibits

The following exhibits are filed with this Registration Statement:

Exhibit No.  Exhibit Name
----------   ------------
3.1          Articles of Incorporation filed December 22, 2003

3.2          Bylaws

5.1          Opinion of Counsel

23.1         Consent of Independent Accountants

Undertakings.

The Company undertakes to include in a post-effective amendment any material changes that may effect this registration statement subsequently, including the naming of its underwriters in connection with at the market offerings.

If in the future the Company decides to offer the securities to existing shareholders under warrants and rights and if any securities are re-offered to the public and/or underwriters with modification, the Company will file a post-effective amendment.

If the offering is to be done in the future with competitive bidding, the Company will use its best efforts to distribute to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus as contained in the registration statement, together with any supplements and file an amendment to the registration statement reflecting the result of the bidding, the terms of the re-offering and related matters, unless we decide that there will be no further public offering of such securities.


Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned, in the City of Scottsdale, in the State of Arizona.


DESCORP, INC.


By: /s/ David Stephens
------------------------------
David Stephens
President and Director
Dated: January 27, 2004

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacity and on the date stated.

By: /s/ David Stephens
-----------------------------
David Stephens
President and Director
Dated: January 27, 2004